UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 18, 2007
Date of Earliest Event Reported: June 15, 2007

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-139982	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12100 Wilshire Boulevard, Suite 800 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 806-9420

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Effective June 15,2007, ProElite, Inc (the "Company") entered into an agreement (the "Series Agreement")with JMBP, Inc.("MBP"),wholly-owned by Mark Burnett("Burnett") in connection with a  television series involving mixed martial arts ("Series") for initial exhibition during prime time on one of specified networks or cable broadcasters. MBP (or a separate production services entity owned or controlled by MBP) will render production services in connection with the Series and will be solely responsible for and have final approval regarding all production matters, including budget, schedule and production location. It is anticipated that, as a condition to involvement in the Series, each of the Series contestants will sign a separate agreement with the Company or an affiliate of the Company for services rendered outside of the Series. MBP will own all rights to the Series. The Company and MBP will jointly exploit the Internet rights in connection with the Series on ProElite.com and other websites controlled by ProElite.com. The Company will be entitled to a share of MBP's Modified Adjusted Gross Proceeds, as defined. Subject to specified exceptions, MBP and Mark Burnett have agreed to exclusivity with respect to mixed martial arts programming. The term of the Agreement extends until the earlier of the end of the term of the license agreement with the broadcaster of the Series (the “License Agreement”) or the failure of MBP to enter into a License Agreement by June 15, 2008.

Pursuant to the Series Agreement, the Company and Burnett entered into a Subscription Agreement (the “Subscription Agreement”) relating to the issuance to Burnett of warrants (the "Warrants") to purchase up to 17,000,000 shares of the Company's Common Stock (the “Warrant Shares”). The Warrants are divided into nine tranches as follows:

TRANCHE	NUMBER OF WARRANT SHARES	VESTING DATE*
One	2,000,000 shares	Effective Date
Two	2,000,000 shares	500,000 shares to be vested on each of the first, second, third and fourth anniversary of the Effective Date.
Three	2,000,000 shares	The date of execution of a License Agreement.
Four	1,000,000 shares	The date that the first episode of the Series is broadcast on a Network or Cable Broadcaster.
Five	1,000,000 shares	The last day of the first Season.
Six	2,000,000 shares	The last day of the second Season.
Seven	4,000,000 shares	1,333,333 shares to be vested on the last day of each of third, fourth and fifth Seasons, respectively.
Eight	2,000,000 shares	1,000,000 shares to be vested on the date of broadcast of each of the first two Derivative Pay-Per-View Events.

Nine	1,000,000 shares	500,000 shares to be vested on the date of broadcast of each of the next two Derivative Pay-Per-View Events.

*Vesting Date of each Tranche subject to acceleration under certain circumstances.

However, the Warrants are not exercisable if a License Agreement is not entered into by June 15, 2008.

The Warrants have an exercise price of $3.00 per share (subject to adjustment) as set forth in the Warrant. The expiration date for a particular tranche of Warrants is the latest to occur of (i) June 15, 2013; (ii) the date which is one year after the vesting date of any such tranche, and (iii) one year after the expiration of the term of the License Agreement.

The Company, Burnett and Santa Monica Capital Partners II LLC, ("SMCP"), one of the Company's shareholders, entered into an Investor Rights Agreement providing certain registration rights with respect to the Warrant Shares, co-sale rights with SMCP, restrictions on resale and board observation rights.

ITEM 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference. The Warrant was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. Pursuant to the Subscription Agreement, the issuee made certain investment representations and the Warrant contained a restricted legend.

ITEM 9.01 Financial Statements and Exhibits.

(b)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

10.1	Investor Rights Agreement among the Company, Santa Monica Capital Partners II, LLC and Mark Burnett

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2007	PROELITE, INC. By: /s/ DOUGLAS DELUCA Douglas DeLuca, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant

10.1	Investor Rights Agreement among the Company, Santa Monica Capital Partners II, LLC and Mark Burnett